Exhibit 99.1

Lenders’ Presentation – Public
December 1, 2011
© 2011 Ocwen Financial Corporation. All rights reserved.

Forward - looking statements and GAAP reconciliation

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved or whether such performance or results will ever be achieved. Forward-looking information is based on information available at the time and management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.

Forward-looking statements speak only as of the date the statements are made. Ocwen Financial Corporation (“the Company”) assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. SEC rules regulate the use of “non-GAAP financial measures” in public disclosures, such as “EBITDA” and “Adjusted EBITDA”, that are derived on the basis of methodologies other than in accordance with generally accepted accounting principles, or “GAAP.” These rules govern the manner in which non-GAAP financial measures may be publicly presented and prohibit in all filings with the SEC, among other things:

■ Exclusion of charges or liabilities that require, or will require, cash settlement or would have required cash settlement, absent an ability to settle in another manner, from a non-GAAP financial measure; and

■ Adjustment of a non-GAAP financial measure to eliminate or smooth items identified as non-recurring, infrequent or unusual, when the nature of the charge or gain is such that it has occurred in the past two years or is reasonably likely to recur within the next two years

We have included non-GAAP financial measures in this presentation, including EBITDA and Adjusted EBITDA, that may not comply with the SEC rules governing the presentation of non-GAAP financial measures. In addition, the Company’s measurements of Adjusted EBITDA are based on definitions of EBITDA included in certain of the Company’s debt agreements and, as a result, may not be comparable to those of each other and other companies.

For a presentation of Adjusted EBITDA see page 24 of this presentation.

Introduction

Presenters

William C. Erbey
Chairman

23 years at Ocwen
38 years of industry experience
■ Ocwen: Chairman of Board since 1996, Chief Executive Officer from 1988 to 2010 and President from 1988 to 1998
■ 1983 to 1995: Managing General Partner of The Oxford Financial Group, a private investment partnership (predecessor of Ocwen)
■ 1975 to 1983: GE Capital in various capacities most recently as President and Chief Operating Officer of GE Mortgage Insurance
■ BA in Economics, Allegheny College and MBA, Harvard University

Ronald M. Faris
President and Chief Executive Officer

20 years at Ocwen
25 years of industry experience
■ Ocwen: Chief Executive Officer since 2010 and President since 2001, Executive Vice President from 1998 to 2001, Vice President and Chief Accounting Officer from 1995 to 1997
■ 1991 to 1994: Controller for a subsidiary of Ocwen
■ 1986 to 1991: Vice President with Kidder, Peabody & Co., Inc.
■ 1984 to 1986: General Audit Department of PricewaterhouseCoopers LLP
■ BS in Accounting from The Pennsylvania State University

John Van Vlack
Executive Vice President, Chief Accounting Officer and Chief Financial Officer

4 years at Ocwen
24 years of industry experience
■ Ocwen: Executive Vice President, Chief Accounting Officer and Chief Financial Officer since 2010, Senior Vice President-Finance from 2008 to 2010, Vice President-Finance from 2007 to 2008
■ 1989 to 2007: BellSouth in various capacities most recently as Chief Financial Officer of Network Operations and Retail Marketing
■ Prior to 1989: Staff Consultant in Deloitte and Touche
■ BS in Accounting, Emory University and MBA, The University of Texas at Austin

Transaction terms

Summary Terms and Conditions

Borrower:	Ocwen Financial Corporation (“Ocwen” or the “Borrower”)
Sole Arranger & Bookrunner:	Barclays Capital Inc.
Administrative Agent:	Barclays Bank PLC
Facilities:	$200 million Incremental Senior Secured Term Loan (the “Incremental Term Loan”)
Coupon:	Same as existing term loan: L + 550
LIBOR Floor:	Same as existing term loan: 1.5%
Issue Price:	TBD
Maturity:	Same as existing senior secured term loan: September 1, 2016
Guarantors:	Ocwen Financial Corporation and all other existing and subsequently acquired or organized direct or indirect wholly-owned restricted subsidiaries of the Borrower (subject to certain exclusions)
Security:	A perfected first priority security interest in all unencumbered assets of the Company and a pledge of the capital stock of all current and future domestic subsidiaries
Amortization:	Same as existing senior secured term loan (2.5% per quarter on total upsized facility)
Optional Prepayments:	101 soft call prior to September 1, 2012, prepayable at par thereafter
Mandatory Prepayments:	Same as existing senior secured term loan
Use of Proceeds:	General corporate purposes, including acquisition financing
Financial Covenants:	Same as existing senior secured term loan
Ticking Fee:	TBD

Transaction timetable

Date	Event

December 1st	■	Lender Update Call

December 8th	■	Lender Commitments Due

December 8th	■	Loan Documentation Posted to Intralinks for Investor Review

December 15th	■	Comments Due on Loan Documentation

February 1st	■	Close and fund credit facility and close Saxon and JPM MSR Acquisitions

Business Overview

Who we are and what we do

■ Leading provider of residential and commercial mortgage loan servicing and special servicing
    ♦ Publicly-traded (NYSE: OCN) pure play mortgage servicer with $1.6 billion in market capitalization
    ♦ 20+ years of innovation in loss mitigation
    ♦ #1 in servicing quality in third-party studies
    ♦ Low cost, scalable servicing platform and technology

■ $137 billion servicing portfolio, including recent acquisitions of Litton, Saxon and JPM servicing (1)
■ On November 9th, raised $355 million of equity to partially finance these acquisitions
■ Pro forma as of September 30th, employer of over 5,000 professionals and staff worldwide
■ Management and the Board has an 18% ownership in Ocwen and strong alignment of interests

Ocwen maximizes value for mortgage owners
by keeping borrowers in their homes…

…through the intelligent use of scalable technology

1.       Acquisitions include purchase of: Litton Loan Servicing LP and certain interest-only servicing strips previously owned by Goldman Sachs & Co. (collectively “Litton”); SCI Services, Inc. and certain MSRs owned by Morgan Stanley and its affiliates (collectively, “Saxon”); and a servicing rights purchase agreement with JPMorgan Chase, N.A. (“JPM”).

Summary of investment highlights

1    Ocwen has a strong pipeline of attractive growth opportunities, however growth is not required to repay debt
2    Highly scalable platform with operating cost 70% below the industry
3    Superior servicing and loss mitigation practices effective at driving down delinquencies and advances
4    Acquisitions underwritten to attractive returns, which increase over time
5   Projected cashflow from committed business is 2.8x the loan amount over the remaining life of the loan
6    Low risk balance sheet with $1.3 billion in equity
7    Strong collateral protection

1    Growing demand for high-touch servicers in $11 trillion industry

■ $10.5 trillion in residential mortgages outstanding as of December 31, 2010 (1)
    ♦ $1.4 trillion of delinquent loans
■ Top four banks service 54% of total loans, but focused on prime “low touch” loans
    ♦ We believe “high touch” servicers are best equipped to improve loan performance
■ Ocwen currently looking at over $300 billion in UPB (excluding JPM and Saxon transactions)
    ♦ Divestitures of non-core bank servicing portfolios

Top mortgage servicers (2)
($ in billions)
Prime Servicers
Servicer	UPB

Bank of America	$2,003
Wells Fargo	1,810
Chase	1,215
Citi	571
Ally Financial	381

Subprime Servicers
Servicer	UPB

Ocwen	$137
Chase Home Finance	72
BofA (Countrywide)	78
American Home	73
HSBC Finance	46

Distressed assets over time (3)

1. Source: Federal Reserve Statistics.
2. Source: Inside Mortgage Finance as of 6/30/2011.  Note: Ocwen subprime servicing includes subservicing UPB and is pro forma for Litton, Saxon and JPM acquisitions. Chase Home Finance adjusted for $15 billion servicing portfolio sale.
3. Source: Mortgage Bankers Association and Inside Mortgage Finance.  Delinquent loans reflect end of period data.

1    We have a strong pipeline of attractive growth opportunities

Ocwen began purchasing non-performing loans in 1992 and has serviced subprime loans since 1996

Growth opportunities
■ On October 19, 2011, we signed a definitive agreement to acquire Saxon and certain MSRs owned by Morgan Stanley and its affiliates
    ♦ Saxon includes MSRs with $26.8 billion in UPB, of which Ocwen subservices $10.9 billion, and potential subservicing of $12.9 billion
■ On November 4, 2011, we signed a definitive agreement to acquire a $15.0 billion servicing portfolio from JPM
■ Enables Ocwen to potentially deploy up to $725 million of capital (including cash, debt and equity) with potentially attractive returns:
    ♦ We generally underwrite our deals to a targeted 25% hurdle rate or above
■ Buyer credibility is driven by purchasing power
■ We remain committed to and focused on HLSS
    ♦ HLSS provides capital for growth, though not at a pace sufficient to support Ocwen’s current pipeline

Track record of growing the business over an extended time period

Acquisitions expected to be highly accretive to Ocwen’s high quality, low cost servicing platform

1. 9/30/11 PF balance reflects Litton, Saxon and JPM acquisitions.
Note: There is no assurance that HLSS’s IPO will be successfully completed or that HLSS will be successful in acquiring Ocwen’s portfolio of MSRs over time.

1    Why is Ocwen well positioned to benefit from these opportunities?

■ Ocwen excels at servicing highly delinquent portfolios
■ Ocwen has
    ♦ A 70% cost advantage in servicing non-performing loans (1)
    ♦ A proven ability to reduce delinquencies and advances
       ♦ Best in class 90+ day to current roll rates for subprime loans (2)
       ♦ Reduced advances of the HomEq portfolio more than 38% within the first 13 months after on-boarding
    ♦ Ability to finance advances across cycles
    ♦ Ability to integrate portfolios without meaningful disruption to performance
    ♦ Maintained strong balance sheet throughout the cycle

1. Source: Analysis of May 2011 MIAC cost per non-performing loan applied to Ocwen's portfolio relative to Ocwen's marginal cost study for May 2011.
2. Source:  Bank of America/Merrill Lynch report dated July 2009, based on 2006 vintage loans on data from December 2008 to May 2009.

1    Existing business more than sufficient to pay off all debt

Without acquiring any new MSRs, Ocwen expects to generate $2.1 billion in cash flow over the remaining life of the term loan

■ Primary sources of Ocwen’s cash flow include:
    ♦ Net income from operations
    ♦ Reduction in advances, net of reduction in match funded liabilities
    ♦ Non-cash adjustments to net income including MSR amortization
■ Expected cash flow assumes no reinvestment of excess cash
■ Excludes cash remaining at close in excess of $100 million
■ Cash flow reduced by interest expense on term loan

2    Highly scalable platform with lowest operating costs

■ Can quickly scale its servicing platform to efficiently board acquired portfolios with only modest additions to infrastructure
■ Lowest operating cost relative to the subprime mortgage servicing industry (1)
■ Achieves its competitive position through the use of a technology-enabled servicing platform and a global workforce
    ♦ A decade of experience operating in India

Cost per non-performing loan (1)

Ocwen has a sustainable cost advantage due to superior processes and a global infrastructure which enables it to efficiently board new portfolios and realize significant cost savings

1. Source: Analysis of May 2011 MIAC cost per non-performing loan applied to Ocwen's portfolio relative to Ocwen's marginal cost study for May 2011.

3    Effective at driving down delinquencies and advances

Delinquency Percentage (90 day + non-performing) by Portfolio

… with differing levels of advances as a % of UPB (1)

1.           Based on UPB where Ocwen is required to make servicer advances as of 9/30/2011.
2.           Legacy Saxon performance based on previously acquired UPB.
Note: The information presented shows a snapshot of selected company portfolios from May 2010 through September 2011.  It may not represent the actual performance of the Company as a whole as of the date of this presentation.

3    Revenue exceeds contractual rate soon after boarding due to recapture of deferred servicing fees and to ancillary income

Revenue in bps – Legacy Saxon Servicing, HomEq & Litton Portfolios

Note: Saxon servicing portfolio was boarded in May 2010, HomEq portfolio in September 2010, and Litton portfolio in September 2011. Total Revenue = Contractual Servicing Fee plus Ancillary Revenue. Contractual servicing fees on Litton portfolio average 46 bps vs. 50 bps for HomEq and Saxon.

4    Acquisitions provide attractive returns, which increase over time
■ Margins expand as revenue per UPB grows without concomitant increase in expense
■ Portfolio becomes less capital intensive as delinquencies and advances decline
■ Pre-tax return on capital increases

Underwritten capital / UPB

Underwritten pre-tax return on capital

Source: Ocwen.
Charts above reflect actual deals underwritten by the Company and illustrate the actual projections for such deals at the time of acquisition.
Investors should note that this illustration does not represent actual results and should not be relied on for an investment decision.

5    Substantial cash flow generation

■ Without any new UPB, the existing portfolio including Litton, Saxon and JPM, is expected to generate $2.1 billion in cash flow over the remaining life of the term loan
■ Cash provided by operating activities was $804 million in the first nine months of 2011
■ According to our analysis, even if delinquencies increase 25%, free cash flow would only decrease 11% in 2013

Hypothetical free cash flow (1) sensitivity analysis

($ in millions)	2013	2014	2015
Prepayment speeds
with 50% immediate decrease in CPR	(0%)	6%	12%
with 50% immediate increase in CPR	(1%)	(6%)	(12%)

Delinquency rates
with 25% lower delinq at end point	10%	3%	5%
with 25% higher delinq at end point	(11%)	(2%)	(5%)

1. Reflects cash flow available to prepay the new Senior Secured Term Loan Facility relative to Ocwen’s base case.
Note: Actual results may differ from the projected numbers.
The information above is for illustrative purposes only and shows how cash flow can be affected by prepayment speeds and delinquency rates. The cash flow sensitivity analysis was performed using the Company's proprietary internal model. Investors should note that this illustration does not represent management's estimates or projections, and should not be relied upon for any investment decision.

6    Low risk balance sheet $1.3 billion of equity supported by high quality assets

Highly rated assets

($ in millions)	Pro Forma	% of
	9/30/11	Total
Total Assets (1)	$7,138	100%
Investment Grade Quality Assets
Advances	$6,138	86%
Cash	52	1%
Cash reserve accounts	148	2%
Deferred Tax Assets	139	2%
Total Investment Grade Quality Assets	$6,476	91%
Other Assets
MSR	$439	6%
Receivables and PPE	82	1%
LHFS and Investment in Subs	45	1%
Other Assets (2)	96	1%
Total Other Assets	$662	9%

Total Equity	$1,332
Total Equity / Total Other Assets	2.0x

■ The balance sheet consists of high quality / low risk assets consisting primarily of advance receivables
    ♦ 91% of assets are investment grade quality assets
■ Even if other assets such as MSRs, DTAs, Net Receivables and Other Assets all fell to zero, we expect there to be sufficient equity to cover all debt and other liabilities
■ Duration matched liabilities and hedged against LIBOR increases
■ Maintains over $500 million of excess advance funding capacity

Source: Company filings.
1. Excludes $60 million of Loans, Net - Restricted for Securitization Investors arising from FAS 167 accounting rule change.
2. Includes $57 million of goodwill.

7    Strong collateral protection

Investment grade quality assets significantly exceed total debt, and they largely consist of advances that are self-liquidating with duration matched funding

Selected collateral is 2.7x the term loan (1)

■ Collateral is valued at >=BBB level as follows:
    ♦ Advances – 88% of face amount for pledged less projected borrowing; 65% for unpledged
    ♦ Deferred Servicing Fee – 88% of balance
    ♦ Mortgage Servicing Rights – 65% of appraised value using industry average cost and ancillary revenue
    ♦ Cash in excess of $50 million – 100% of balance
■ Excludes additional collateral such as accounts receivable, accrued receivables and DTA that have not traditionally been rated

1. Data as of September 30, 2011. Collateral is shown pro forma to include Saxon and JPM acquisitions.

Transaction Overview

Acquisitions overview

Saxon Transaction Overview
■ On October 19, 2011, Ocwen entered into a purchase agreement with SCI Services, Inc., Saxon Capital Holdings, LLC and Morgan Stanley Mortgage Capital Holdings, LLC to acquire Saxon
■ The acquired portfolio had $26.8 billion in UPB as of June 30, 2011, of which Ocwen subs-services approximately $10.9 billion
    ♦ Ocwen entered into a subservicing agreement with Saxon in the first half of 2010
    ♦ Up to $12.9 billion of additional sub-servicing currently at Saxon may be transferred to Ocwen, pending approval by the owners
■ Morgan Stanley will retain certain state and federal contingent liabilities and other servicing related liabilities will be subject to a loss share agreement

JP Morgan Chase Servicing Transaction Overview
■ On November 4, 2011, Ocwen entered into a servicing rights purchase agreement with JPM to acquire a mortgage servicing portfolio
■ The acquired portfolio had $15.0 billion in UPB as of September 30, 2011
■ JPM and Ocwen have agreed to indemnification provisions

Timing
■ Both transactions are expected to close February 1, 2012

Transaction sources and uses

Sources
($ in millions)
New Advance Facility / Increase in Existing Capacity	$1,725
Incremental Term Loan	200
Equity Raise, net Proceeds (1)	355
Cash and Available Advance Facility Draw (2)	177
Total Sources	$2,457

Uses
Saxon Acquisition (3)	$1,451
JPM Acquisition (3)	950
Transaction Fees and Expenses (4)	55

Total Uses	$2,457

Source: Ocwen.
1.  Completed on November 9, 2011.
2.  Includes $77 million of available draw on Ocwen's advance facilities from servicer advance collateral as of September 30, 2011.
3.  Primarily consists of MSR purchase price and servicer advances.  Assumes adjustments for other assets and liabilities.
4.  Includes $4 million for debt issuance costs and $51 million associated with shut down costs.

Pro forma capitalization

($ in millions)	Actual				Pro Forma
	9/30/11		Adjustments		9/30/11
Cash (1)	$152		($100)		$52
Match Funded Liabilities	$3,080		$1,802	(2)	$4,882
Secured Borrowings and Other Debt	50		-		50
Total Non-recourse Debt (3)	$3,130		$1,802		$4,932
Existing Senior Secured Term Loan	561		-		561
Incremental Senior Secured Term Loan	-		200		200
Other Corporate Debt	83		-		83
Total Corporate Debt	$643		$200		$843
Total Debt	$3,773		$2,002		$5,775
Total Equity	978		355		1,333
Total Capitalization	$4,751		$2,357		$7,108
Intangibles	$57		-		$57
UPB	$106,126		$30,882		$137,009
Adjusted EBITDA / Average UPB	0.35%		0.43%		0.37%
"Run-rate" Adjusted EBITDA (4)	$369	(5)	$132	(6)	$501
Corporate Debt / "Run-rate" Adjusted EBITDA	1.74 x				1.68 x
Total Debt / Tangible Equity	4.10 x				4.53 x
Total Debt / Equity	3.86 x				4.33 x
Corporate Interest Coverage	5.11 x				5.82 x
Loan-to-Value	39.7%				37.5%

1.       Excludes restricted cash; also excludes projected cash flow from operations which is expected to result in a cash balance exceeding $100 million at close.
2.       Includes $77 million of available credit from available collateral.
3.       Match funded liabilities, secured borrowings, and other debt is non-recourse with the exception of a $265 million servicer advance facility which has 10% recourse.
4.       Adjusted EBITDA equals pre-tax income plus corporate interest expense plus depreciation and amortization plus other non-cash charges reducing net income and any restructuring charges relating to acquisitions less interest income on cash.  Adjusted EBITDA is after the impact of interest expense on non-recourse debt.
5.       "Run-Rate” Adjusted EBITDA assumes steady state performance for Litton on Ocwen's servicing platform.  Steady state assumes an Ocwen adjusted EBITDA / UPB ratio of 35bps applied to $38 billion of UPB.
6.       "Run-Rate Adjusted EBITDA assumes steady state performance for Saxon and JPM on Ocwen's servicing platform.  Steady state assumes an Ocwen adjusted EBITDA / UPB ratio of 35bps applied to $16 billion of UPB from Saxon and $15 billion from JPM. Adjustment also includes incremental EBITDA from $10.9 billion of Saxon subservicing that is converting into full servicing.

“Run-Rate” 9/30/11 Adjusted EBITDA (1)

1.     Adjusted EBITDA equals pre-tax income plus corporate interest expense plus depreciation and amortization plus other non-cash charges reducing net income and any restructuring charges relating to acquisitions less interest income on cash. Adjusted EBITDA is after the impact of interest expense on non-recourse debt.
2.     "Run-Rate adjusted EBITDA assumes steady state performance for Litton acquisition on Ocwen's servicing platform.  Steady state assumes an Ocwen adjusted EBITDA / UPB ratio of 35bps applied to $38 billion of UPB.
3.     "Run-rate" Adjusted EBITDA assuming steady state performance for Saxon and JPM on Ocwen's platform. Steady state assumes an Ocwen Adjusted EBITDA / UPB ratio of 35bps is applied to the $15 billion and $16 billion of Saxon and JPM UPB, respectively. Saxon LTM Adjusted EBITDA – “Run-rate” also includes $10.9 billion of Saxon subservicing that is converting into full servicing.

Pro forma credit statistics

Corporate Debt / Adjusted EBITDA (1)

Total Debt / Total Equity

1. Adjusted EBITDA equals pre-tax income plus corporate interest expense plus depreciation and amortization plus other non-cash charges reducing net income and any restructuring charges relating to acquisitions less interest income on cash. Adjusted EBITDA is after the impact of interest expense on non-recourse debt.
2. Pro forma for Saxon and JPM acquisition. "Run rate" Adjusted EBITDA assuming steady state performance for Litton, Saxon and JPM on Ocwen's servicing platform.

Summary of investment highlights

1    Ocwen has a strong pipeline of attractive growth opportunities, however growth is not required to repay debt
2    Highly scalable platform with operating cost 70% below the industry
3    Superior servicing and loss mitigation practices effective at driving down delinquencies and advances
4    Acquisitions underwritten to attractive returns, which increase over time
5    Projected cashflow from committed business is 2.8x the loan amount over the remaining life of the loan
6    Low risk balance sheet with $1.3 billion in equity
7    Strong collateral protection

Appendix

Pro forma collateral coverage

■ Ocwen currently has $2,031 million of collateral giving rise to a 2.7x collateral coverage ratio
■ Taking a more conservative view on the collateral, total "investment grade quality" collateral is $1,073 million, which still exceeds the term loan
■ The investment grade quality threshold is determined by market benchmarks for available financing at the BBB rating level
■ For example, Deferred Servicing Fees, which are top of the waterfall and similar in credit characteristics to Advances, are assumed to achieve a BBB funding level up to an advance rate of 88%.  Accordingly, 88% of the DSF balance is considered to be investment grade quality
■ A similar concept applies to the MSRs and Unpledged Advances, although the BBB funding level is assumed to be 65% for these assets
■ A different concept applies to the equity in match funded advances.  For the $6,019 million of match funded advances, there is $4,882 million of match funded liabilities, which implies an advance rate of approximately 80%.  Assuming that Ocwen could borrow through the BBB level of 88%, this would generate an incremental benefit of $415 million

Total collateral @ 9/30/2011
($ in millions)
Total Collateral
DSF 1		$336
MSR 2		439
Excess Cash (>$50mm)		0
Unpledged Advances3	119
Equity in Match Funded Advances 4	1,137
Total Equity in Advances		$1,256
Total Collateral		$2,031

Advances
Match Funded Advances	$6,019
Less: Match Funded Liabilities	4,882
Equity in Match Funded Advances	$1,137

Implied collateral level @ BBB
1 DSF
DSF	$336
BBB Level Funding	88%
DSF Collateral @ BBB Level	$296

2 MSR
MSR	$439
BBB Level Funding	65%

MSR Collateral @ BBB Level	$285

3 Unpledged Advances
Unpledged Advances	$119
BBB Level Funding	65%
Unpledged Advance Collateral
@ BBB Level	$77

4 Pledged Advances
Match Funded Advances	$6,019
Match Funded Liabilities @ 81%	4,882
Match Funded Liabilities @ 88%	5,297

Additional Pledged Advance
BBB Level Financing	$415

Implied Collateral for BBB Level @ 9/30/2011	$1,073

Historical financials

Quarterly

Revenue
Adjusted EBITDA

Annual

Revenue
Adjusted EBITDA

Note: All figures exclude Altisource.
1. "Run-rate" Adjusted EBITDA assuming steady state performance for Saxon and JPM acquisitions on Ocwen's servicing platform.